Exhibit 15.3

COTTONWOOD MULTIFAMILY REIT I, INC.

ALTIS AT HIGHLAND PARK

TAMPA, FLORIDA

STATEMENTS OF REVENUES AND

CERTAIN EXPENSES

FOR THE YEAR ENDED

DECEMBER 31, 2015 (AUDITED) AND

THE PERIOD ENDED

JANUARY 31, 2016 (UNAUDITED)

TABLE OF CONTENTS

PAGE

Independent Auditors’ Report	1

Statements of Revenues and Certain Expenses	2

Notes to Statements of Revenues and Certain Expenses	3

INDEPENDENT AUDITORS’ REPORT

To the Management of

Cottonwood Multifamily REIT I, Inc.

We have audited the accompanying statement of revenues and certain expenses of Altis at Highland Park (the “Property”), as described in Note A, for the year ended December 31, 2015, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
February 18, 2016

3500 Piedmont Road • Suite 500 • Atlanta, Georgia 30305 • Phone (404) 233-5486 • Fax (404) 237-8325

cpa@aghllc.com • www.aghllc.com

Members of The American Institute of CPAs, Georgia Society of CPAs and Geneva Group International

ALTIS AT HIGHLAND PARK

TAMPA, FLORIDA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For The Year Ended December 31, 2015 (Audited)	For The Period Ended January 31, 2016 (Unaudited)

Revenues
Rental income	$2,322,659	$310,710
Other operating income	186,403	53,594

Total revenues	2,509,062	364,304

Certain Expenses
Advertising and marketing	151,953	3,579
General and administrative	118,171	5,921
Management fees	120,959	12,697
Insurance	140,925	15,465
Real estate taxes	188,114	8,304
Repairs and maintenance	152,256	17,174
Salaries and wages	315,030	15,126
Utilities	94,765	17,958

Total certain expenses	1,282,173	96,224

Revenues in Excess of Certain Expenses	$1,226,889	$268,080

See Independent Auditors’ Report and Accompanying Notes

ALTIS AT HIGHLAND PARK

TAMPA, FLORIDA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note A – Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2015 relates to the operations of the Property. The Property consists of 12 buildings containing 239 apartment units and retail space totaling approximately 5,000 square feet. The construction of the apartment buildings and retail space was completed in various stages through April 2015. As of December 31, 2015 and January 31, 2016, the apartment units were 95% and 93% leased, respectively. Additionally, as of December 31, 2015 and January 31, 2016, the retail space was 23% and 38% leased, respectively. The Property was acquired by Cottonwood Residential, Inc. (“Cottonwood Residential”) on December 21, 2015. The Property is expected to be acquired by Cottonwood Multifamily REIT I, Inc., a related party of Cottonwood Residential, in March 2016.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended January 31, 2016 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Note B – Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the apartment leases is recognized as earned. Lease terms generally do not extend beyond one year.

Rental income from the retail operating lease, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2015 and the period ended January 31, 2016, income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by approximately $7,490 and $1,536, respectively.

Advertising and marketing costs

Advertising and marketing costs relate to branding, promotional materials and events mainly associated with the initial lease-up of the rental units. These costs are expensed as incurred.

See Independent Auditors’ Report

ALTIS AT HIGHLAND PARK

TAMPA, FLORIDA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note C – Future Rental Payments

Available retail space is leased under non-cancellable operating leases that expire on various dates through June 1, 2026. The minimum future rental payments to be received under the leases are generally subject to fixed increases during the lease term.

The minimum future rental payments to be received from these leases as of December 31, 2015 are as follows:

2016	$30,155
2017	46,544
2018	51,705
2019	52,656
2020	53,635
Thereafter	203,627

$438,322

Note D – Related Party Transactions

The Property was under service agreements with an affiliate of the Property’s prior owners to provide property management and asset management services. Through December 20, 2015, the Property incurred $116,938 in management fees and paid $308,972 to the affiliate for the cost of salaries and wages earned.

On December 21, 2015, the Property entered into new service agreements with an affiliate of Cottonwood Residential to provide property management and asset management services. Through December 31, 2015 and the period ended January 31, 2016, the Property incurred $4,021 and $12,697 in management fees, respectively. Additionally, through December 31, 2015 and the period ended January 31, 2016, the Property paid $6,058 and $15,126, respectively, to the affiliate for the cost of salaries and wages earned.

Note E – Subsequent Events

Subsequent events have been evaluated through February 18, 2016, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

See Independent Auditors’ Report